Exhibit 10.19

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (the "Amendment"), is entered into as of November 30, 2012 by and between SQUARE I BANK (the "Bank") and HEAT BIOLOGICS. INC. and HEAT BIOLOGICS I, INC. (collectively known as the “Borrower").

RECITALS

Borrower and Bank arc parties 10 that certain Loan and Security Agreement dated as of August 7, 2012 (as amended from time to time, the "Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW THEREFORE the parties agree as follows:

1)

Bank and Borrower hereby acknowledge and agree that, until Borrower’s achievement of the Equity Milestone, as more particularly described in Section 6.7(b) of the Agreement (as in effect as of the date of this Amendment), Borrower shall not request, and Bank shall not be obligated to make, any additional Credit Extensions under the Agreement.

2)

Bank hereby waives Borrower's existing violation of the Term Sheet Milestone covenant, as more particularly described in Section 6.7(b) of the Agreement (as in effect immediately prior to the date of this Amendment).

3)

Section 6.7(b) of the Agreement is hereby amended and restated, as follows:

(b)

Equity Milestone.  On or before December 15, 2012, Borrower shall have received at least $5,000,000 in net Cash proceeds from the sale or issuance of Borrower's equity securities to investors acceptable to Bank.

4)

The defined term "Term Sheet Milestone" and its definition in Exhibit A to the Agreement are hereby deleted.

5)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6)

Borrower represents and warrants that the representations and warranties contained in the Agreement arc true and correct as of the date of this Amendment.

7)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8)

As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)  this Amendment, duly executed by Borrower;

b) payment of all Bank Expenses, including Bank's expenses for the documentation of this Amendment and any related documents, which may be debited from any of Borrower's accounts; and

c)  such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page to Follow]

IN WITNESS WHEREOF the undersigned have executed this Amendment as of the first date above written.

HEAT BIOLOGICS, INC.		SQUARE 1 BANK

By:	/s/ Jeff Wolf	By:
Name:	Jeff Wolf	Name:
Title:	CEO	Title:

HEAT BIOLOGICS I, INC.

By:	/s/ Jeff Wolf
Name:	Jeff Wolf
Title:	CEO

[Signature Page to First Amendment to Loan and Security Agreement]